[Letterhead of Deloitte & Touche LLP]

 Deloitte &
 Touche LLP
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                                  Suite 900        Telephone (313) 396-3000
                                  600 Renaissance Center
                                  Detroit, Michigan  48243-1704



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-49647 of Chrysler Financial Corporation on Form S-3 of our reports dated January 22, 1998 appearing in the Annual Report on Form 10-K of Chrysler Financial Corporation for the year ended December 31, 1997 and to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in the Prospectus, which is part of such Registration Statement.


/s/ Deloitte & Touche LLP

April 24, 1998

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Deloitte Touche
Tohmatsu
International
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